                                                                    EXHIBIT 99.2

AMENDMENT AND SUPPLEMENT DATED NOVEMBER 23, 2004
TO CONSENT SOLICITATION STATEMENT


                        PHIBRO ANIMAL HEALTH CORPORATION

                            SOLICITATION OF CONSENTS
                                   RELATING TO
                           105,000 UNITS CONSISTING OF
                  $85,000,000 13% SENIOR SECURED NOTES DUE 2007
                      OF PHIBRO ANIMAL HEALTH CORPORATION
                                       AND
                  $20,000,000 13% SENIOR SECURED NOTES DUE 2007
                    OF PHILIPP BROTHERS NETHERLANDS III B.V.

                               CUSIP NO. 71742QAC0

         Phibro Animal Health Corporation, a New York corporation (the "Company"), hereby amends and supplements its Consent Solicitation Statement dated November 18, 2004 (the "Original Solicitation Statement") pursuant to which the Company has solicited (the "Solicitation") consents (the "Consents") of the registered holders of units (the "Units") consisting of 13% Senior Secured Notes due 2007 (the "U.S. Notes") of the Company and 13% Senior Secured Notes due 2007 (the "Dutch Notes" and, together with the U.S. Notes, the "Notes") of Philipp Brothers Netherlands III B.V. (the "Dutch Issuer" and, together with the Company, the "Issuers") to the adoption of the Proposed Amendments to the Indenture pursuant to which the Notes were issued. Terms not defined in this amendment have the meanings assigned to them in the Original Solicitation Statement.

         The Expiration Date is hereby extended to 12:00 p.m., New York City time, on November 30, 2004.

         The Proposed Amendments will be effected by a supplemental indenture (the "Supplemental Indenture"), which is to be executed on or promptly after the Expiration Date if the Requisite Consent is obtained. The Supplemental Indenture will be executed on or promptly after the Expiration Date, and the Proposed Amendments will become operative upon the consummation by the Company of the offering of Additional Notes contemplated by proposed clause (xx) of Section
4.12 of the Indenture, with Jefferies & Company, Inc. as initial purchaser, on or prior to December 31, 2004. If such offering of Additional Notes is not consummated on or prior to December 31, 2004, then the Proposed Amendments will not become operative.

         THE CONSENT SOLICITATION WILL EXPIRE AT 12:00 P.M., NEW YORK CITY TIME ON TUESDAY, NOVEMBER 30, 2004. SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE CONSENT SOLICITATION STATEMENT, AS AMENDED BY THIS AMENDMENT, THE COMPANY WILL ACCEPT ALL PROPERLY COMPLETED, EXECUTED AND DATED CONSENTS RECEIVED BY THE TABULATION AGENT (AND NOT SUBSEQUENTLY REVOKED) PRIOR TO THE EXPIRATION DATE. THE COMPANY RESERVES THE RIGHT TO TERMINATE OR EXTEND THE CONSENT SOLICITATION IN ITS SOLE DISCRETION. THE TERM "EXPIRATION DATE" SHALL MEAN THE TIME AND DATE ON OR TO WHICH THE CONSENT SOLICITATION IS SO TERMINATED OR EXTENDED. IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER NOTES.

             The Information Agent for this Consent Solicitation is

                            JEFFERIES & COMPANY, INC.